Exhibit 15(d)(vii)

                              ASSIGNMENT AGREEMENT

The SSgA Funds (the "Trust") and State Street Brokerage Services, Inc. ("SSBSI"), hereby assign the Shareholder Servicing Agreement between the Trust and SSBSI dated July 17, 1995, to State Street Capital Markets, LLC.

This Assignment Agreement is effective as of the 23rd day of December, 1999.

STATE STREET BROKERAGE SERVICES,
a division of STATE STREET CAPITAL MARKETS LLC



By:/s/Nicholas Bonn


Date:    8/28/01
     -----------

SSgA FUNDS



By:/s/Lynn L. Anderson

Title:  President

Date:  9/17/01

Accepted:

STATE STREET CAPITAL MARKETS LLC



By:  /s/ Nicholas Bonn


Date: 8/28/01

                             AMENDMENT NO. 3 TO THE
                         SHAREHOLDER SERVICING AGREEMENT


      AGREEMENT made by and between the SSgA Funds (the "Trust") and State Street Capital Markets LLC. (the "Agent").

      WHEREAS, the Trust and the Agent are parties to a Shareholder Servicing Agreement (the "Agreement") dated July 17, 1995, as amended, pursuant to which Agent shall serve as shareholder servicing agent for shareholders of Trust that are customers of Agent;

      WHEREAS, the Trust and Agent desire to amend the Agreement to increase the fees payable with respect to shares of the S&P 500 Index and Bond Market Funds that are owned by Customers of Agent from 0.0% of the average daily value of such Shares to 0.05%.

      WHEREAS, the Trust and Agent desire to amend the Agreement to reduce the fees payable with respect to shares of the Disciplined Equity and IAM Shares Funds that are owned by Customers of Agent from .175% of the average daily value of such Shares to 0.05%.

      WHEREAS, the Trust and Agent desire to further amend the Agreement to update Attachment A to include all available Funds.

      NOW THEREFORE, in consideration of the premises and covenants contained herein, the Trust and the Agent hereby amend Section 3(a) of the Agreement to read in its entirety as follows:

          3.   FEES.

               (a) FEES FROM THE TRUST. In consideration for the services described in Section 2 hereof, the Trust shall pay the Agent a fee in the amount set forth on Attachment A. All fees shall be paid monthly in arrears.

Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 16th day of July, 2001.

SSgA FUNDS

By:/s/ Lynn L. Anderson
   Lynn L. Anderson, President and
       Chairman of the Board

STATE STREET CAPITAL MARKETS, INC.

By:/s/ Nicholas Bonn

                                  ATTACHMENT A
                                       TO
                         SHAREHOLDER SERVICING AGREEMENT
                               As of July 16, 2001

     Each of the following series of the SSgA Funds shall be considered a "Fund" under Section 1 of the Shareholder Servicing Agreement, dated as of July 17, 1995, as amended, by and between SSgA Funds and State Street Capital Markets LLC. Fees payable to Agent with respect to any Fund are set forth in Section 3.

                                                        FEE FROM THE TRUST,
                                                        BASED ON THE
                                                        AVERAGE DAILY VALUE
                                                        OF ALL SHARES OF
                                                        EACH FUND OWNED BY
PORTFOLIO NAME                                          CUSTOMERS:
--------------                                          ----------
Disciplined Equity Fund                                 .05 of 1%
Emerging Markets Fund                                   .175 of 1%
Aggressive Equity Fund                                  .175 of 1%
International Stock Selection Fund                      .175 of 1%
Growth and Income Fund                                  .175 of 1%
Money Market Fund                                       .175 of 1%
US Government Money Market Fund                         .175 of 1%
Tax Free Money Market Fund                              .175 of 1%
Intermediate Municipal Bond Fund                        .175 of 1%
Yield Plus Fund                                         .175 of 1%
Small Cap Fund                                          .175 of 1%
Intermediate Fund                                       .175 of 1%
Special Equity Fund                                     .175 of 1%
International Growth Opportunities Fund                 .175 of 1%
High Yield Bond Fund                                    .175 of 1%
Tuckerman Active REIT Fund                              .175 of 1%
IAM Shares Fund                                         .05 of 1%
Life Solutions Balanced Fund                            .13 of 1%
Life Solutions Growth Fund                              .13 of 1%
Life Solution Income and Growth                         .13 of 1%
S&P 500 Index Fund                                      .05 of 1%
Bond Market Fund                                        .05 of 1%

And such other Funds, as may be established from time to time.